UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 15, 2005 (March 9, 2005)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)		76102 (Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SIGNATURES
EXHIBIT INDEX
Indenture
Registration Rights Agreement

Section 1 – Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

     On March 9, 2005, we completed a private offering of $150 million aggregate principal amount of our 6-3/8% Senior Subordinated Notes due 2015 (the “6-3/8% Notes”). In connection with the offering, we entered into a Registration Rights Agreement dated March 9, 2005 with the Initial Purchasers of the 6-3/8% Notes. We also entered into an Indenture with JPMorgan Trust Company, National Association, as Trustee, which governs the 6-3/8% Notes. The Registration Rights Agreement and the Indenture are described under Item 2.03 of this report and those descriptions are incorporated by reference into this Item 1.01.

Section 2 – Financial Information
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

$150 Million 6-3/8% Senior Notes due 2014:

     On March 9, 2005, we completed a private offering of $150 million aggregate principal amount of our 6-3/8% Notes to the Initial Purchasers of the notes. The notes were offered by the initial purchasers pursuant to Rule 144A and Regulation S of the Securities Act of 1933, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. We used the net proceeds from the offering to reduce existing indebtedness under our senior credit facility.

     The notes were issued pursuant to the terms of an Indenture dated as of March 9, 2005, between Range Resources Corporation and PMOG Holdings, Inc., Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Finance Corporation, Range Energy Ventures Corporation, Gulfstar Energy, Inc., RB Operating Company (collectively, the “Subsidiary Guarantors”) and JPMorgan Trust Company, National Association, as Trustee. The notes bear interest at a rate of 6-3/8% per year, and will mature on March 15, 2015. Interest will be payable on March 15 and September 15 of each year, commencing on September 15, 2005.

     The notes will be unsecured senior subordinated obligations and will be subordinated to all of our senior debt, will rank pari passu with all of our senior subordinated indebtedness and will rank senior to all of our future subordinated debt.

     The Indenture limits and restricts our and our subsidiaries’ ability to incur additional debt, pay dividends on, or redeem or repurchase stock, create liens, make specified types of investments, apply net proceeds from certain asset sales, engage in transactions with our affiliates, engage in sale and leaseback transactions, merge or consolidate, restrict dividends or other payments from subsidiaries, sell equity interests of subsidiaries, and sell, assign, transfer, lease, convey or dispose of assets.

     Pursuant to the Registration Rights Agreement dated March 9, 2005 between Range Resources Corporation and the Initial Purchasers of the 6-3/8% Notes, we have agreed, at our expense, to (i) file a registration statement within 90 days after the issue date of the 6-3/8% Notes enabling the holders to exchange the privately placed 6-3/8% Notes for registered notes with substantially similar terms, (except that the exchange notes shall not contain terms with respect to transfer restrictions or liquidated damages upon a Registration Default, as defined in the Registration Rights Agreement), (ii) use reasonable best efforts to cause the registration statement to become effective within 180 days after the issue date of the 6-3/8% Notes, (iii) use reasonable best efforts to complete the exchange offer within 210 days after the issue date of the 6-3/8% Notes and (iv) file a shelf registration statement for the resale of the 6-3/8% Notes if we cannot effect an exchange offer within the time periods listed above. The interest rate on the 6-3/8% Notes will increase if we do not comply with our obligations under the Registration Rights Agreement.

     The above description is qualified, in its entirety, by the terms of the Indenture and the Registration Rights Agreement, both of which are filed as an exhibit to this report and are incorporated by reference herein.

Section 9 — Financial Statements and Exhibits
Item 9.01      Financial Statements and Exhibits

     (c)   Exhibits.

Exhibit
Number	Description

4.1*	Indenture, dated as of March 9, 2005, between Range Resources Corporation, the Subsidiary Guarantors and JPMorgan Trust Company, National Association, as Trustee.

4.2*	Registration Rights Agreement, dated as of March 9, 2005, between Range Resources Corporation and the Initial Purchasers of the 6-3/8% Senior Subordinated Notes due 2015 named therein.

*filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny

Roger S. Manny
Chief Financial Officer

Date: March 15, 2005

EXHIBIT INDEX

     (c)   Exhibits.

Exhibit
Number	Description

4.1*	Indenture, dated as of March 9, 2005, between Range Resources Corporation, the Subsidiary Guarantors and JPMorgan Trust Company, National Association, as Trustee.

4.2*	Registration Rights Agreement, dated as of March 9, 2005, between Range Resources Corporation and the Initial Purchasers of the 6-3/8% Senior Subordinated Notes due 2015 named therein.

*filed herewith